Exhibit 99.1

GameStop Comments on Director Nominations
GRAPEVINE, Texas, March 29, 2019 (GLOBE NEWSWIRE) — GameStop Corp. (NYSE: GME) today confirmed that Hestia Capital Partners LP (“Hestia”), which owns approximately 160,000 shares of GameStop common stock, provided notice of its intent to nominate four individuals to stand for election to the Company’s Board of Directors at GameStop’s 2019 Annual Meeting of Stockholders. The Company’s 2019 Annual Meeting has not yet been scheduled and no shareholder action is required at this time.
The Company issued the following statement:
GameStop welcomes open communications with its shareholders and values constructive input toward the goal of enhancing shareholder value. Over the past several weeks, members of GameStop’s Board and the Company’s advisors have had extensive correspondence and held multiple discussions with Hestia, Permit Capital and their representatives to better understand their views.
GameStop Proposed Settlement Agreement Rejected by Hestia and Permit
GameStop approached discussions with Hestia and Permit earnestly and in good faith. We offered to nominate one of their proposed candidates and appoint an additional independent director to the Board, in consultation with Hestia and Permit. These two additions, in conjunction with the Board appointments of George Sherman, our new Chief Executive Officer, in April 2019, and independent director Carrie Teffner, in August 2018, would have resulted in the election of four new directors to GameStop’s Board within approximately eight months. In order to advance this effort and to avoid unnecessary expense and distraction associated with a proxy fight, we asked Hestia to provide names of proposed directors for Board consideration. Despite our efforts to be constructive and responsive, Hestia and Permit declined to provide information on director candidates, other than Hestia managing member Kurt Wolf, and rejected our proposal. GameStop remains open to reaching an agreement with Hestia and Permit following additional discussions.
GameStop’s Board and Management Team Have Undertaken Significant Actions to Drive Shareholder Value
The Company’s Board has been highly focused on effecting meaningful change at GameStop in order to drive shareholder value. Over the past year, GameStop, with the full support of the Board, has taken a number of significant actions to enhance value for shareholders, including:

•
On March 21, appointed retail industry veteran George Sherman as GameStop’s new CEO and a member of the Board, effective April 15, following a thorough search process conducted by the Board with the assistance of a leading executive recruitment firm;

•
On March 4, announced a new capital allocation plan focused on increasing financial flexibility and strengthening the Company’s balance sheet by redeeming in full the $350 million in unsecured senior notes scheduled to mature in October 2019, and returning capital to shareholders through a quarterly dividend declaration and a new $300 million share repurchase authorization;

•	Announced and completed the sale of our non-core Spring Mobile division for approximately $735 million in cash; and

•	Conducted a comprehensive review of strategic and financial alternatives, in conjunction with financial and legal advisors, which began in early 2018.
Most recently, on March 27, we announced several new strategic partnerships in the esports space to help bring videogame culture and consumer experiences to life. These include alliances with Infinite Esports, Envy Gaming, Collegiate Star League and Complexity Gaming, one of North America’s most elite and longest standing esports organizations. One of many initiatives includes opening the new GameStop Performance Center, an 11,000 square-foot center housing a public gaming area for fans and sponsors.
GameStop is a leader in the video game industry, and its Board and management team are committed to leveraging that leadership position to discover new and unique ways to meet all of our customers’ entertainment needs. With new leadership and a new capital allocation plan in place, we are focused on implementing several new strategic initiatives to drive sustainable growth and profitability and deliver enhanced value to all shareholders.

GameStop’s Board comprises nine highly qualified directors, seven of whom are independent and all of whom are proven leaders with diverse experience across retail, gaming, technology, entertainment, digital media and finance. The GameStop Board regularly reviews its composition against the needs of the business to ensure it has the right mix of skills and expertise, and is currently evaluating candidates of its own, consistent with the Board’s commitment to refreshment.
The Company, in consultation with its advisors, will review Hestia and Permit’s notice of nominations to assess whether it complies with the Company’s Amended and Restated Bylaws. Having just received the notice of nominations, GameStop is unable to confirm whether, as submitted, the nominations are in compliance with the Company’s Amended and Restated Bylaws. The GameStop Board will present its formal recommendation regarding director nominees in the Company’s definitive proxy statement that will be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at GameStop’s 2019 Annual Meeting.
Perella Weinberg Partners LP is acting as GameStop’s financial advisor and Sullivan & Cromwell LLP and Pepper Hamilton LLP are acting as its legal advisors.
About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products; and Simply Mac, which sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.
General information about GameStop Corp. can be obtained at the company’s corporate website. Follow  @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s expectations for fiscal 2018 and 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the Board’s review of strategic and financial alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, and statements regarding expected benefits from strategic partnerships, alliances and initiatives, are forward-looking statements.  Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives and the planned redemption of the $350 million in unsecured notes; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2018 and fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Additional Information and Where to Find It
This filing may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). In connection with the 2019 Annual Meeting, the Company plans to file with the Securities and Exchange Commission (“SEC”) and furnish to the Company’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2019 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2019 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov or the Company’s website at http://investor.GameStop.com.
Participants in the Solicitation
The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2019 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the Company’s 2019 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, the Company’s and such persons’ other filings with the SEC and in the Company’s definitive proxy statement in connection with the Company’s 2019 Annual Meeting when filed with the SEC on Schedule 14A.

Investor Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com

Innisfree M&A Incorporated
Art Crozier / Larry Miller
(212) 750-5833

Media Contact
Matthew Sherman / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449